Exhibit 99.1

FIRST MANHATTAN BANCORPORATION, INC

Manhattan, Kansas

CONSOLIDATED FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITORS’ REPORT

December 31, 2004 and 2003

VARNEY & ASSOCIATES, CPAs, LLC

Manhattan, Kansas

February 8, 2005

except for holding company information as to which the date is August 10, 2005

Board of Directors

First Manhattan Bancorporation, Inc.

Manhattan, Kansas

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying consolidated balance sheets of First Manhattan Bancorporation, Inc. and subsidiary (the Company) as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2004 and 2003, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies. The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Certified Public Accountants

FIRST MANHATTAN BANCORPORATION, INC

Manhattan, Kansas

CONSOLIDATED BALANCE SHEETS

December 31,

	2004	2003
ASSETS
Cash and cash equivalents	$4,189,830	$10,890,710
Investment securities available-for-sale	11,711,115	11,397,059
Investment securities held-to-maturity (fair value of $0 and $495,000 at December 31, 2004 and 2003)	—	495,000
Mortgage-backed securities held-to-maturity	2,324,074	3,151,467
Mortgage-backed securities available-for-sale	60,541	103,530
Mortgage loans held for sale	82,800	—
Loans receivable, net	105,204,274	88,017,507
Accrued interest receivable	494,940	492,354
Real estate owned and in judgment	—	14,719
Premises and equipment	2,629,782	2,711,437
Deferred income tax - asset	804,453	1,010,568
Prepaid expenses and other assets	503,580	473,120

TOTAL ASSETS	$128,005,389	$118,757,471

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Deposits	$105,276,924	$100,432,586
Other borrowings	10,161,446	6,424,105
Advances from Federal Home Loan Bank of Topeka	5,000,000	5,000,000
Subordinated debt	1,207,800	1,207,800
Accrued interest payable	1,096,883	1,079,042
Accrued expenses and other liabilities	625,981	591,485

TOTAL LIABILITIES	$123,369,034	$114,735,018

Stockholders’ Equity
Common stock - $10 par value, 25,000 shares authorized, 3,716 2/3 issued and outstanding	$77,757	$77,757
Additional paid-in capital	99,237	99,237
Retained earnings	6,620,999	5,911,674
Unrealized gain (loss) on securities available-for-sale, net of deferred income taxes	(44,275)	51,148
Treasury stock, at cost	(2,117,363)	(2,117,363)

TOTAL STOCKHOLDERS’ EQUITY	$4,636,355	$4,022,453

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$128,005,389	$118,757,471

The accompanying notes are an integral part of these financial statements.

FIRST MANHATTAN BANCORPORATION, INC

Manhattan, Kansas

CONSOLIDATED STATEMENTS OF INCOME

For The Years Ended December 31,

	2004	2003
Interest Income
Loans	$5,803,835	$5,879,979
Federal funds sold and overnight investments	24,043	116,305
Mortgage-backed securities	119,752	171,322
Investments	331,548	385,623
Total Interest Income	$6,279,178	$6,553,229

Interest Expense
Savings deposits	$1,566,656	$1,835,563
Borrowings	323,752	307,374
Advances from Federal Home Loan Bank of Topeka	281,617	280,847
Total Interest Expense	$2,172,025	$2,423,784

Net Interest Income	$4,107,153	$4,129,445

Provision for Losses Charged to Expense
Loans	$124,497	$1,396,507

Net Interest Income After Provision for Losses	$3,982,656	$2,732,938

Non-Interest Income
Fees and service charges	$1,099,288	$1,264,562
Data processing income	92,541	86,895
Gain on sale of loans	532,678	1,171,126
Other income	55,851	60,218
Total Non-Interest Income	$1,780,358	$2,582,801

Non-Interest Expenses
Compensation	$2,390,195	$2,649,082
Payroll taxes and fringe benefits	473,453	506,460
Occupancy	343,862	318,863
Equipment	610,245	420,450
Marketing	142,241	145,039
Deposit insurance premiums	15,034	47,163
Real estate owned operations	27,239	11,099
Other expenses	842,919	929,027
Total Non-Interest Expenses	$4,845,188	$5,027,183

NET INCOME BEFORE INCOME TAXES	$917,826	$288,556
Income tax	208,500	93,000

NET INCOME	$709,326	$195,556

The accompanying notes are an integral part of these financial statements.

FIRST MANHATTAN BANCORPORATION, INC

Manhattan, Kansas

CONCOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For The Years Ended December 31,

	Common Stock	Additional Paid-in Capital	Retained Earnings	Unrealized Gain (Loss) on Securities Available-For-Sale Net of Deferred Income Taxes	Treasury Stock	Total
Balance - December 31, 2002	$77,757	$99,237	$5,716,117	$139,942	$(2,117,363)	$3,915,690

Net income	—	—	195,556	—	—	195,556

Dividends paid	—	—	—	—	—	—

Change in unrealized gain on securities available-for-sale, net of deferred income taxes of $55,587	—	—	—	(88,794)	—	(88,794)

Balance - December 31, 2003	$77,757	$99,237	$5,911,673	$51,148	$(2,117,363)	$4,022,452

Net income	—	—	709,326	—	—	709,326

Dividends paid	—	—	—	—	—	—

Change in unrealized gain on securities available-for-sale, net of deferred income taxes of $54,827	—	—	—	(95,423)	—	(95,423)

Balance - December 31, 2004	$77,757	$99,237	$6,620,999	$(44,275)	$(2,117,363)	$4,636,355

The accompanying notes are an integral part of these financial statements.

FIRST MANHATTAN BANCORPORATION, INC.

Manhattan, Kansas

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended December 31,

	2004	2003

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$709,326	$195,556
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	$364,350	$251,228
Provision for losses on loans charged to expense	124,497	1,396,507
Provision for losses on real estate owned and in judgment	(5,170)	(5,128)
(Gain) loss on sale of real estate owned	—	(7,768)
Amortization of premiums and discounts on investment securities	40,933	55,652
Amortization of premiums and discounts on mortgage- backed securities	6,813	(5,643)
Proceeds on sale of loans held for sale	33,851,969	77,084,949
Originations of loans held for sale, net of repayments	(33,934,299)	(74,672,846)
Loss (gain) on sale of loans held for sale	(560,838)	(1,225,606)
(Increase) decrease in deferred income taxes	206,115	93,000
(Increase) decrease in interest receivable	(2,586)	172,440
(Increase) decrease in prepaid expenses and other assets	(30,460)	(7,015)
Increase (decrease) in accrued interest payable	17,841	(110,395)
Increase (decrease) in accrued expenses and other liabilities	89,323	(639,888)
Total Adjustments	$168,488	$2,379,487

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$877,814	$2,575,043

	2004	2003
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities available-for-sale	$(8,018,921)	$(6,034,168)
Purchase of investment securities held-to-maturity	—	(495,000)
Purchase of mortgage-backed securities	—	(1,010,000)
Principal repayments of mortgage-backed securities	861,038	2,239,810
Proceeds from maturity of investment securities held to maturity	495,000	—
Proceeds from maturity of investment securities available-for-sale	7,516,213	6,107,105
Principal origination of loans - Net	(16,750,896)	4,425,663
Proceeds from the sale of premises and equipment	—	1,213
Purchase of premises and equipment	(282,695)	(735,180)
Purchase and improvements to real estate owned	—	(194,370)
Proceeds from sale of real estate owned	19,889	321,000
Net Cash Provided by (Used in) Investing Activities	$(16,160,372)	$4,626,073

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	$4,844,337	$(5,837,763)
Net increase (decrease) in other borrowings	3,737,341	(275,478)
Net Cash Provided By (Used in) Financing Activities	$8,581,678	$(6,113,241)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(6,700,880)	$1,087,875

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	10,890,710	9,802,835

CASH AND CASH EQUIVALENTS - END OF YEAR	$4,189,830	$10,890,710

FIRST MANHATTAN BANCORPORATION, INC.

Manhattan, Kansas

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

Note 1:  Summary of Significant Accounting Policies

Ownership and Basis of Presentation

The consolidated financial statements include the accounts of First Manhattan Bancorporation, Inc. (the Parent Company) and First Savings Bank, F.S.B. (the Bank) a wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in the consolidation. The Bank provides a full range of banking services to individual and corporate customers principally in northeast Kansas. The Bank is subject to competition from other financial service companies and financial institutions. The Bank is subject to regulations of the Office of Thrift Supervision (OTS) and the Federal Deposit Insurance Corporation and undergoes periodic examinations by those regulatory authorities.

The significant accounting policies are presented below.

Investment Securities and Mortgage-Backed Securities

Investments in equity securities that have readily determinable fair values and all investments in debt securities are classified in one of three categories and accounted for as follows:  (1) debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and (3) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders’ equity. The Company does not have any securities that are classified as trading. Gains and losses on the sale of available-for-sale securities are determined using the specific identification method.

Premiums and discounts on investment and mortgage-backed securities are amortized to income over the term of the security using a method that approximates the interest method

Real Estate Owned

Real estate owned represents real estate acquired through foreclosure and by deed in lieu of foreclosure. Real estate owned is recorded at the lower of cost or estimated fair value as of the date of acquisition. Provisions for loss are recorded if, subsequent to the date of acquisition, the estimated fair value less selling costs of the property is less than its recorded value. Costs and expenses related to major additions and improvements are capitalized while maintenance and repairs which do not improve or extend the lives of the assets are expensed currently.

Provision for Losses on Loans

Provisions for estimated losses are charged to operations to maintain an allowance for losses which is available to absorb future losses on loans.

Management considers the estimated value of the underlying collateral and the borrower’s financial capability in determining the amount of allowance required. Management also considers, among other things, the Company’s historical loss experience, delinquency levels and its assessment of the risk in the loan portfolio based upon its internal loan review procedures in determining the amount of allowance required. Management believes the allowance for losses on loans is adequate.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. For a loan that has been restructured, the contractual terms of the loan agreement refer to the contractual terms specified by the original loan agreement, not the contractual terms specified by the restructuring agreement. A loan restructured at an interest rate equal to or greater than that of a new loan with comparable risk, at the time that the contract is modified, is included in the restructured disclosure in the year the loan is restructured. These loans are excluded from the impairment assessment and are not reported as impaired loans in the years subsequent to the restructuring, if the loan is not impaired based on the modified terms.

The Company makes an assessment for impairment when and while loans are classified as nonaccrual status or when the loan has been restructured. When a loan has been identified as being impaired, the amount of impairment will be measured by the Company using discounted cash flows, except when it is determined that the sole (remaining) source of repayment for the loan is the operation or liquidation of the underlying collateral. In such case, the current fair value of the collateral, reduced by cost to sell, will be used in place of discounted cash flows.

If the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs, and unamortized premium or discount), impairment is recognized by creating or adjusting an existing allocation of the allowance for loan losses.

While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in economic conditions. The Company is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities. As an integral part of those examinations, these regulatory agencies periodically review the Company’s allowances for losses. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

Loan Origination and Commitment Fees

The Company defers loan origination fees and certain direct loan origination costs and recognizes such net fees (or costs) over the lives of the related loans as an adjustment of the loans’ yield using the interest method. The net deferred fees or costs relating to loans sold are recognized as a component of the gain (loss) on sale of loans when the loans are sold.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line and accelerated methods over the estimated useful lives of the assets, which range from 3 to 50 years.

Treasury Stock

Treasury stock is recorded at cost in the equity section of the balance sheet. Any sales of treasury stock would be recorded using the average cost method.

Income Taxes

The Bank is included in the Federal income tax return of the Parent Company. Income taxes are allocated to the Bank under the terms of a tax sharing agreement with the Parent Company. Pursuant to the terms of the tax sharing agreement, the Bank will not pay any more federal income tax than that which it otherwise would if the Bank filed a separate tax return on its own without the inclusion of the Parent Company. The Bank makes tax payments to the Parent Company in accordance with the due dates required by the Internal Revenue Code.

The Company utilizes the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established in order to reduce the total deferred tax asset to an amount that will more likely than not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Compensation Plans

The Company’s profit sharing plan was amended to provide for a 401(k) provision in 1996. Beginning January 1, 1997, the matching contribution was changed to 200% of each participant’s contribution not to exceed 4% of each participant’s annual compensation. The expense recorded for this plan in 2004 and 2003 was $76,266 and $87,344, respectively.

The Company accrues estimated amounts to be payable under incentive compensation arrangements over the related employment period. For the years ended December 31, 2004 and 2003, the accrued liability was $1,749 and $5,053, respectively.

Mortgage Banking Activities

The Company originates mortgage loans for portfolio investment and for sale in the secondary market. Loans originated for portfolio investment are carried at cost. Loans originated or designated for sale are carried at the lower of cost or market.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans and any foreclosed assets may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers amounts due from banks, federal funds sold and overnight investments to be cash equivalents.

During 2004 and 2003, the Company made cash interest payments of $1,748,382 and $2,534,179, respectively. During 2004 and 2003, the Company made tax payments, net of refunds, of $4,220 and $0, respectively.

Noncash investing and financing activities included the following for the years ended December 31, 2004 and 2003:

	2004	2003
Loans, net of charged-off portion transferred to real estate owned or real estate judgment	$96,145	$72,941
(Increase) decrease in unrealized gain on securities available-for-sale	150,250	144,381
(Increase) decrease in deferred tax asset related to unrealized gain on investment securities available-for-sale	54,827	55,587

Note 2:  Investment Securities

The amortized cost and estimated fair values of investment securities at December 31, 2004 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Investments available-for-sale
Securities of U.S. government agencies	$11,019,675	$—	$(69,858)	$10,949,817
Federal Home Loan Bank of Topeka stock	760,900	—	—	760,900
Federal National Mortgage Association stock	398	—	—	398

	$11,780,973	$—	$(69,858)	$11,711,115

The amortized cost and estimated fair value of investment securities at December 31, 2004, by contractual maturities, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
Investment securities available-for-sale
Due within one year	$5,017,139	$4,993,969
Due after one year through five years	6,002,536	5,955,848
Federal Home Loan Bank of Topeka stock (no maturity)	760,900	760,900
Federal National Mortgage Association stock (no maturity)	398	398

	$11,780,973	$11,711,115

Note 2:  Investment Securities (Continued)

The amortized cost and estimated fair values of investment securities at December 31, 2003 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Investments available-for-sale
Securities of U.S. government agencies	$10,565,500	$79,211	$(1,350)	$10,643,361
Federal Home Loan Bank of Topeka stock	753,300	—	—	753,300
Federal National Mortgage Association stock	398	—	—	398
	$11,319,198	$79,211	$(1,350)	$11,397,059

The amortized cost and estimated fair value of investment securities at December 31, 2003, by contractual maturities, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
Investment securities available-for-sale
Due within one year	$5,046,613	$5,089,461
Due after one year through five years	4,511,372	4,529,838
Due after five years through ten years	1,007,515	1,024,062
Federal Home Loan Bank of Topeka stock (no maturity)	753,300	753,300
Federal National Mortgage Association stock (no maturity)	398	398

	$11,319,198	$11,397,059

Gross net realized gains on sales of available-for-sale securities were $0 and $0 in 2004 and 2003, respectively.

There were no certificate of deposit investment securities held at December 31, 2004.

The amortized cost and estimated fair value of investment securities held to maturity at December 31, 2003 are summarized as follows:

	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
Investments Held to Maturity
Certificate of deposit	$495,000	$—	$—	$495,000

A requirement of the Company’s membership in the Federal Home Loan Bank of Topeka (FHLB) is that the Company must own a certain amount of stock in the FHLB. At December 31, 2004 and 2003, the Company was required to own stock in the FHLB aggregating $513,800 and $552,000, respectively. No ready market exists for such stock, and it has no quoted market value. For disclosure purposes, such stock is assumed to have a market value which is equal to its redemption value.

Note 3:  Mortgage-Backed Securities

The amortized cost and estimated fair values of mortgage-backed securities are as follows at December 31, 2004 and 2003:

	2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Mortgage-backed securities held-to-maturity
Federal National Mortgage Assn. Pass-Through Certificates	$1,000,575	$38,068	$—	$1,038,643
Federal Home Loan Mortgage Corp. Participation Certificates	1,323,499	8,145	(3,996)	1,327,648
	$2,324,074	$46,213	$(3,996)	$2,366,291

Mortgage-backed securities available-for-sale
Federal National Mortgage Assn. Pass-Through Certificates	$57,766	$2,775	$—	$60,541

	2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Mortgage-backed securities held-to-maturity
Federal National Mortgage Assn. Pass-Through Certificates	$1,286,348	$48,313	$(114)	$1,334,547
Federal Home Loan Mortgage Corp. Participation Certificates	1,865,119	23,230	(903)	1,887,446
	$3,151,467	$71,543	$(1,017)	$3,221,993

Mortgage-backed securities available-for-sale
Federal National Mortgage Assn. Pass-Through Certificates	$98,224	$5,306	$—	$103,530

There were no sales of mortgage-backed securities during 2004 and 2003.

Note 4:  Loans Receivable

A comparative summary of loans as of December 31 follows:

	2004	2003
Loans
Mortgage loans
Conventional	$46,258,072	$41,900,329
FHA and VA - Single family	107,219	218,377
Multi-family residential	7,590,393	5,916,156
Nonresidential real estate	23,522,931	18,907,564
Loans arising from carry-back financing in conjunction with sale of real estate owned	500,000	500,000
Total Mortgage Loans	$77,978,615	$67,442,426

Commercial business loans	9,969,444	9,841,106
Construction loans	20,575,338	12,680,972
Consumer loans	5,390,530	4,756,607
Other - Overdrafts	35,410	54,526

TOTAL LOANS	$113,949,337	$94,775,637

Less
Unamortized discounts and deferred fees	53,954	64,992
Allowance for loan losses	(1,294,408)	(1,199,381)
Loans in process	(7,504,609)	(5,623,741)

NET LOANS RECEIVABLE	$105,204,274	$88,017,507

The Company provides an allowance for accrued interest receivable when the collection of such interest is not reasonably assured (generally once the loan is 90 days past due). For loans placed on non-accrual status, previously accrued interest income is reversed.

As of December 31, 2004 and 2003, restructured troubled loans and loans accounted for on a non-accrual basis amounted to, in the aggregate and net of the charged-off portion of such loans, $1,534,264 and $1,488,218, respectively. As of December 31, 2004, there were two loans totaling $119,438 that were past due more than 90 days and were still accruing interest.

Loans pledged as security for deposits and other borrowings were $0 and $59,507 at December 31, 2004 and 2003, respectively. Loans are also pledged to FHLB.

At December 31, 2004 and 2003, there were $1,972,277 and $1,620,038, respectively, in loans outstanding to officers, directors and any affiliate of such persons of the Company. Management believes such loans are generally made in the ordinary course of business with normal credit terms including interest rate and collateral and do not represent more than a normal risk of collection. An analysis of loans to officers and directors follows:

	2004	2003
Balance at beginning of year	$1,620,038	$612,344
Loans originated	1,075,432	1,112,800
Loan repayments	(723,193)	(105,106)

BALANCE AT END OF YEAR	$1,972,277	$1,620,038

A summary of the allowance for loan losses is as follows at December 31:

	2004	2003
Balance at beginning of year	$1,199,381	$1,151,220
Provision charged to expense	124,497	1,396,507
Losses charged against the allowance	(46,787)	(1,378,917)
Recoveries	17,317	30,571

BALANCE AT END OF YEAR	$1,294,408	$1,199,381

Note 5:  Accrued Interest Receivable

Accrued interest receivable is comprised of the following at December 31,:

	2004	2003
Loans	$419,005	$386,255
Mortgage-backed securities	11,204	15,398
Investment securities	64,731	90,701

TOTAL ACCRUED INTEREST RECEIVABLE	$494,940	$492,354

Note 6:  Real Estate Owned and In Judgment

Real estate owned and in judgment consisted of the following components as of December 31,:

	2004	2003
Real estate acquired by foreclosure or by deed in lieu of foreclosure	$—	$15,601
Real estate in judgment subject to redemption	—	—
Subtotal	$—	$15,601
Allowance for loss	—	(882)

BALANCE - END OF YEAR	$—	$14,719

A summary of the allowance for losses on real estate owned follows.

	2004	2003
Balance - Beginning of year	$882	$5,210
Provision charged to expense	5,170	5,128
Gains (losses) charged against the allowance	(6,052)	(9,456)

BALANCE - END OF YEAR	$—	$882

Loss on real estate owned operations as of December 31 is summarized as follows:

	2004	2003
Provision for losses	$5,170	$5,128
Other loss	22,069	5,971

TOTAL	$27,239	$11,099

Note 7:  Premises and Equipment

Premises and equipment as of December 31 consisted of the following, at cost:

	2004	2003
Land	$616,976	$616,976
Buildings and improvements	2,281,931	2,213,377
Furniture and equipment	5,695,519	5,484,719
Subtotal	$8,594,426	$8,315,072
Less: Accumulated depreciation	(5,964,644)	(5,603,635)

TOTAL	$2,629,782	$2,711,437

Note 8:  Hotel Properties and Related Loans

Background Information

In prior years, the Company issued letters of credit to bondholders of certain industrial revenue bonds as a credit enhancement to such bonds. The proceeds of the bonds were used to finance the acquisition or construction of certain commercial properties (primarily hotels). The Company has also made certain direct loans on these and other related properties.

During the 1990s, operations of some of the properties were not sufficient to cover the debt service. As a result, the Company acquired a majority of the bonds that collateralized the properties and/or acquired the properties. As of December 31, 2004 and 2003, the Company had no ownership in the bonds.

Financial Statement Presentation

Following is a summary of the financial statement presentation of the Company’s investment for the remaining property at December 31:

	2004	2003
Included in Loans
Hotel	$500,000	$500,000
General valuation allowance	(50,000)	(50,000)
TOTAL INVESTMENT	$450,000	$450,000

In determining the amount of general valuation allowances for the loans described in this footnote, management of the Company has considered, among other things, the estimated fair value of the hotel which represents the underlying collateral for the loans.  The fair value of the hotel is estimated by management of the Company based upon the estimated level of net operating income the hotel is expected by management to achieve in the near to intermediate term future (generally not to exceed a three-year period or by independent appraisals).  The amount of net operating income a particular hotel earns from year-to-year is subject to fluctuations (which can be material) based upon a number of factors such as local competitive factors, local economic factors, factors affecting the franchisor with which the hotel is affiliated and the capability of hotel management among other factors.  In those situations where management of the Company believes that the current level of net operating income for a particular hotel is not indicative of the expected future level of net operating income, Company management has utilized its estimate of the expected future level of net operating income of the hotel to estimate the fair value for the hotel discussed in this footnote.  If the future net operating income of the hotels discussed in this footnote differ significantly from the estimates of such income used by management to estimate the fair value of the hotel, the resulting general valuation allowances could require adjustment.

A brief description of the nature of the Company’s investment in selected properties is as follows:

Hotel

On November 20, 1998, this hotel was sold.  The Company loaned $4,100,00 to facilitate this purchase.  The balance of the loan, as of December 31, 2002, was $3,954,021.  This loan was secured by a real estate mortgage on the property with interest at the one-year U.S. Treasury Index plus 3.5% adjusted annually.  The loan’s performance complied with its terms, but the Company, because of the size of the loan and risks inherent in the hospitality industry, entered into an agreement during 2003 to accept a cash payment of $2,300,000 and a second mortgage of $500,000 in satisfaction of the indebtedness.  The second mortgage bears interest only at 6 1/2% for the first two years and then is amortized over the remaining term of 18 years.

Note 9: Deposits

Deposit balances at December 31 are summarized as follows:

	2004	2003
Demand, NOW and money market deposit accounts with a weighted average interest rate of 0.62% and 0.71%, respectively:
Non-interest-bearing	$15,180,947	$15,501,260
Regular	37,001,266	33,731,566
Subtotal	$52,182,213	$49,232,826
Passbook accounts with a weighted average rate of 0.40% and 0.46%, respectively	4,787,900	4,606,651
Certificate accounts with a weighted average rate of 2.80% and 3.15%, respectively	48,306,811	46,593,109

TOTAL	$105,276,924	$100,432,586

Note 9 is continued on the next page.

Remaining maturities of certificate accounts at December 31, 2004 are:

	Less Than One Year	One to Two Years	Two to Three Years	Three to Four Years	Four to Five Years	After Five Years	Total
1% - 2%	$17,055,238	$917,091	$—	$—	$—	$—	$17,972,329
2% - 3%	2,625,753	3,062,203	1,814,125	100,450	1,977	—	7,604,508
3% - 4%	2,570,258	1,974,865	5,260,212	1,751,144	786,355	606,526	12,949,360
4% - 5%	91,907	95,520	2,868,250	139,123	1,277,561	682,448	5,154,809
5% - 6%	122,153	528,676	1,384,853	261,627	89,058	—	2,386,367
6% - 7%	1,483,565	84,425	108,476	93,784	—	28,729	1,798,979
7% - 8%	440,459	—	—	—	—	—	440,459
TOTAL	$24,389,333	$6,662,780	$11,435,916	$2,346,128	$2,154,951	$1,317,703	$48,306,811

Remaining maturities of certificate accounts at December 31, 2003 are:

	Less Than One Year	One to Two Years	Two to Three Years	Three to Four Years	Four to Five Years	After Five Years	Total
1% - 2%	$18,994,832	$1,881,548	$382,054	$336,126	$—	$—	$21,594,560
2% - 3%	654,134	1,949,469	1,739,397	200,357	70,300	—	4,613,657
3% - 4%	2,862,099	2,455,390	1,643,020	164,953	1,239,515	478,810	8,843,787
4% - 5%	1,023,877	88,277	93,403	2,808,666	121,528	1,106,234	5,241,985
5% - 6%	1,157,233	138,162	528,165	1,349,331	254,218	87,941	3,515,050
6% - 7%	597,971	1,435,412	80,721	109,032	89,464	27,022	2,339,622
7% - 8%	26,439	418,009	—	—	—	—	444,448
TOTAL	$25,316,585	$8,366,267	$4,466,760	$4,968,465	$1,775,025	$1,700,007	$46,593,109

Interest expense on deposits as of December 31 consisted of the following:

	2004	2003
Interest-bearing demand, NOW and money market deposit accounts	$247,636	$314,798
Certificate accounts	1,323,826	1,525,263
Early withdrawal penalties	(4,806)	(4,498)
TOTAL	$1,566,656	$1,835,563

Deposits of $100,000 or more at December 31, 2004 and 2003 were approximately $20,623,356 and $15,597,396, respectively.  In 1998, the Company started using FHLB-issued letters of credit to collateralize Public Funds deposits.  As of December 31, 2004 and 2003, FHLB had outstanding letters of credit on behalf of the Company totaling $8,500,000 and $6,500,000, respectively.  The letters of credit are secured by the Company’s eligible collateral.

Note 10:  Other Borrowings

Other borrowings in the amounts of $2,129,006 and $3,178,665 at December 31, 2004 and 2003, respectively, represent separate uninsured customer deposit accounts upon which the Company has pledged specific collateral.  The Company enters into an agreement with each customer.  Agency securities with a market value of $5,721,257 and $6,514,587 were pledged as collateral on such deposits at December 31, 2004 and 2003, respectively.

Borrowing activity for the above borrowings at December 31 is summarized as follows:

	2004	2003
Highest month-end balance	$8,438,810	$4,505,881
Average balance	3,989,652	4,030,553
Weighted average interest rate	1.07%	0.50%

Also, included in Other Borrowings is a parent company note payable to First National Bank of Hutchinson.  At December 31, 2004, the note had an outstanding balance of $2,544,935 with a maturity of March 6, 2005.  Terms of the note were that interest was to accrue at 1.25% over the prime rate.  The rate at December 31, 2004 was 6.50%.  At December 31, 2003, the note had an outstanding balance of $2,844,935.

Included in Other Borrowings was a parent company note payable to the chairman of the board of First Manhattan Bancorporation, Inc. of $400,440 and $400,440 at December 31, 2004 and 2003, respectively.  The note bears interest at 1.25% above prime.  The interest rates were 6.50% and 5.50% at December 31, 2004 and 2003, respectively.

Accrued interest for this note is included as accrued interest payable on the balance sheet.  The amount accrued was $440,379 and $413,482 at December 31, 2004 and 2003, respectively.

Note 11:  Advances from FHLB

At December 31, 2004 and 2003, the Company had advances outstanding from the FHLB in the amount of $5,000,000 and $5,000,000, respectively.  The interest rate on these advances was fixed at 5.54%.  The advances are secured by the Company’s eligible collateral consisting primarily of first mortgage loans, investment securities and mortgage-backed securities with a collateral value of at least the amount of the borrowings.  The Company is required to own FHLB stock equal to 5% of total advances, line of credit outstanding balances, and letters of credit issued.  Advances outstanding at December 31, 2004 and 2003 mature as follows:

2010	$5,000,000

Note 12:  Subordinated Debt

During 2001, the Company issued, via a private placement, $1,000,000 in subordinated debentures.  The debentures, $655,000 of which were issued to current or former directors and officers and other affiliated persons of the Company, bear an initial interest rate of 8%, which is paid semiannually.  After July 1, 2006, the interest rate converts to a variable rate of 3.0% over the one-year U.S. Treasury bill, but will not exceed 9% or go below 7%.  Stated maturity is June 30, 2008, but the debentures may be redeemed beginning July 1, 2007 at face value.  Redemption may occur prior to July 1, 2007 at a stated premium based on the length of time until stated maturity.

During 1983, the parent company issued, via a private placement, $600,000 in subordinated debentures.  The debentures, which were all issued  to persons affiliated with the Company, bear an interest rate of 10%.  Interest is accrued monthly and was last paid in 1999.  A portion of these debentures have been redeemed.  The balance outstanding was $207,800 and $207,800 at December 31, 2004 and 2003, respectively.  Accrued interest payable on these debentures was $83,120 and $103,900 at December 31, 2004 and 2003, respectively.

Note 13:  Income Taxes

The provision for income taxes (benefits) included in operations at December 31 includes the following components:

	2004	2003
Current expense (benefit):
Federal	$182,908	$98,314
State	24,208	13,012
Subtotal	$207,116	$111,326
Deferred	1,384	(18,326)
TOTAL	$208,500	$93,000

A reconciliation of the Company’s provision for income taxes to the expected amount based upon the Federal statutory corporate rate of 34% for the years ended December 31, 2003 and 2002 follows:

	2004	2003
Federal statutory income tax expense (benefit)	$311,780	$98,109
State income taxes	51,213	22,949
Other	(154,493)	(28,058)
TOTAL	$208,500	$93,000

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31 are presented below:

	2004	2003
Deferred Tax Assets
Real estate owned tax basis in excess of financial statement carrying value	$462	$387
Accrued interest	143,212	127,002
Net operating loss carryforward	1,494,893	1,843,079
Alternative minimum tax credit carryover	512,938	497,320
Employee benefits	25,874	27,975
Other	22,781	39,225
Total Gross Deferred Tax Assets	$2,200,160	$2,534,988
Less: Valuation allowance	(1,317,036)	(1,422,615)
Deferred Tax Asset, Net of Valuation Allowance	$883,124	$1,112,373

Deferred Tax Liabilities
Allowance for loan losses - Net	$37,088	$82,824
Other - Net	41,583	18,981
Total Gross Deferred Liabilities	$78,671	$101,805

NET DEFERRED TAX ASSET	$804,453	$1,010,568

Note 14: Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company and the consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, First Savings Bank (the Bank) must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2004 and 2003, that the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2004 and 2003, the Bank is categorized as “well-capitalized” under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

The following sets forth a reconciliation of equity capital to regulatory risk capital for the Bank along with a comparison of the Bank’s regulatory capital ratios to the minimum requirements.

	(Thousands)
	2004	2003
Equity capital per accompanying financial statements	$8,355	$8,021
Unrealized (gain) on investment securities available-for-sale	44	(51)
Disallowed deferred tax assets	—	(229)
Tier I and Tangible Capital	$8,399	$7,741

General valuation allowance	1,745	1,771

TOTAL RISK-BASED CAPITAL	$10,144	$9,512

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2004
Total Risk-Based Capital (to Risk-Weighted Assets)	$10,144	11.09%	$7,315	8.00%	$9,144	10.00%
Tangible Capital (to Tangible Assets)	8,399	6.56%	—	N/A	—	N/A
Tier I Capital (to Risk-Weighted Assets)	8,399	9.19%	3,657	4.00%	5,486	6.00%
Tier I Capital (to Adjusted Total Assets)	8,399	6.56%	5,124	4.00%	6,405	5.00%

As of December 31, 2003
Total Risk-Based Capital (to Risk-Weighted Assets)	$9,512	12.28%	$6,196	8.00%	$7,745	10.00%
Tangible Capital (to Tangible Assets)	7,741	6.53%	—	N/A	—	N/A
Tier I Capital (to Risk-Weighted Assets)	7,741	10.00%	3,098	4.00%	4,647	6.00%
Tier I Capital (to Adjusted Total Assets)	7,741	6.53%	4,739	4.00%	5,924	5.00%

Note 15:  Other Regulatory Matters

Nonresidential Real Estate Lending Limitation

Regulatory restrictions limit the amount of nonresidential real estate lending by a federally chartered thrift based on its risk-based capital.  At December 31, 2004 and 2003, the Company was below its limitation for nonresidential real estate lending.

Loans to One Borrower (LTOB) Limitation

Regulatory restrictions established a maximum amount a thrift may loan to a borrower and their related parties based on the thrift’s capital and its general valuation allowances.  The Company had no loans that exceeded the Company’s current LTOB limit at December 31, 2004 and 2003, respectively.

Failure to comply with lending limitations can subject the Company to regulatory sanctions and the Company might not be able to extend or renew certain loans which may impair the Company’s ability to recover such loans to the same extent it otherwise would have.

Note 16:  Financial Instruments With Off-Balance-Sheet Risk

The Company is a party to various financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates.  These financial instruments include commitments to extend credit and standby letters of credit.  Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.  The contract amounts of those  instruments reflect the extent of the involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  The Company uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit of $2,000,477 as of December 31, 2004 are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  The Company had commitments to extend credit of $1,627,951 as of December 31, 2003.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  As certain of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.  The Company evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained, if considered necessary by the Company, upon extension of credit is based on management’s credit evaluation of the counterparty.

Standby letters of credit of $135,840 and $25,675 as of December 31, 2004 and 2003, respectively, are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to its customers.

Certain loans sold by the Company are sold to other investors with various indemnifications provided by the Company as to conformance with the buyer’s guidelines and, in some limited instances, require the Company to repurchase when a loan fails to perform, generally in the first six months.  Management of the Company does not expect such provisions to result in significant losses to the Company.  At December 31, 2004 and 2003, the Company had outstanding commitments to sell fixed rate mortgages of $1,610,870 and $1,841,235, respectively.  These commitments relate to mortgage loans held for sale and mortgage loans to be originated and sold and have been considered in determining the carrying value of mortgage loans held for sale as discussed in Note 1 to the extent that such commitments relate to mortgage loans held for sale which have been funded.

Note 17:  Business and Credit Concentrations

The Company grants mortgage, commercial and consumer loans to customers primarily throughout its target market of northeast Kansas.  Although the Company has a diversified loan portfolio, a substantial portion of the borrowers’ ability to honor their contracts is dependent upon the general economic condition of the target market.

The Company considers the composition of the loan portfolio in establishing the allowance for loan losses as described in Note 1.

Note 18:  Commitments and Contingent Liabilities

At December 31, 2004 and 2003, the Company had operating leases for branch offices with scheduled payments as follows:

	2004	2003
2004	$—	$47,670
2005	59,652	37,248
2006	52,512	37,248
2007	53,046	38,922
2008	53,204	39,480
2009	44,142	39,480
Thereafter	9,870	9,870
	$272,426	$249,918

Rental expense under operating leases for the years ended December 31, 2004 and 2003 was $59,853 and $54,217, respectively.

The Company is involved in a lawsuit related to two mortgages that were sold and subsequent went into default.  No reserve has been made for possible losses resulting from this suit.  The suit is for approximately $100,000.

The Company is involved in certain other claims and suits arising in the ordinary course of business.  In the opinion of management, potential liability arising from these claims, if any, would not have a significant effect on the Company’s results of operations.

In September 2004, the Company entered into an agreement with their former CEO and Chairman of the Board.  Under this agreement, the Company is to pay compensation for consulting work from January 1, 2005 through December 31, 2007.  Payment is to be $50,000 per year, but is contingent upon the Company having the ability to pay dividends and the individual being available to perform the service.  No liability was accrued for the contract at December 31, 2004.

Note 19:  Fair Value of Financial Instruments

The Company has made fair value estimates for financial instruments, which include financial assets and liabilities, commitments to extend credit and commitments to sell loans and mortgage securities.  Fair value estimates have been made as of December 31, 2004 and 2003 based on then current economic conditions, risk characteristics of the various financial instruments and other subjective factors.  Fair value estimates have not been changed to reflect events or circumstances occurring subsequent to December 31, 2004 and 2003, respectively.  In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  The fair value estimates are not necessarily indicative of the amounts the Company could realize in a current market exchange.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amount.

Fair value estimates are based on existing financial instruments and do not represent an aggregate net fair value of the Company.  For example, the fair value estimates do not include the value of depositor relationships of the Company.  In addition, the tax ramifications related to the realization of the gains and losses can have a significant effect on fair value estimates and have not been considered in these estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value and to estimate the fair value of loans services for others (a nonfinancial instrument):

Cash and Cash Equivalents

The balance sheet carrying amount is a reasonable estimate of fair value.

Investment Securities and Mortgage-Backed Securities

Fair value of securities are based on quoted market prices.  FHLB stock, which has no quoted market value, is assumed to have a market value equal to its redemption value.

Mortgage Loans Held for Sale

Fair values of mortgage loans held for sale are based on the market value of outstanding commitments to sell loans to investors or current market yields required by investors for loans that have not been sold for future delivery.

Loans Receivable

The Company’s loan portfolio has been segregated into categories of loans with reasonably similar characteristics in order to estimate the fair value.  Mortgage loans were divided into fixed rate, adjustable rate and nonperforming, with further segmentation into residential, residential construction, multi-family and commercial loans.

The fair value estimate of loans was calculated by the discounted cash flow method.  Monthly interest and principal cash flows adjusted for estimates of prepayments were discounted by a rate determined by loan rates offered by the Company on new loans of the same type, credit quality and maturity.

Adjustable rate loans were evaluated based on adjustment characteristics of the repricing period.  The discounted cash flow analysis for adjustable rate loans is based on a flat interest rate scenario.

Fixed rate mortgage and consumer loans were evaluated based on the factors of weighted average maturity and weighted average rate.

The fair values of loans have been reduced by the allowance for credit losses which represents the credit risk associated with the loans.

Accrued Interest Receivable

The balance sheet carrying amount is a reasonable estimate of the fair value.

Deposits

The estimated fair value of demand deposits, NOW accounts, money market accounts and passbook accounts is the amount payable on demand as of December 31, 2004 and 2003.  The estimated fair value of monthly variable rate certificates of deposit is the balance sheet carrying amount.  Fixed rate certificates of deposit estimated fair values are based on the discounted value of contractual cash flows with the discount rate being the December 31, 2004 and 2003, respectively, rate offered for deposits of similar remaining maturities.

Other Borrowings

The estimated fair value of other borrowings is the amount payable on demand as of December 31, 2004 and 2003, respectively.

FHLB Advances

The estimated fair value of fixed rate FHLB advances have been determined using rates currently available to the Company for debt with similar terms and remaining maturities.

SUPPLEMENTAL INFORMATION

FIRST MANHATTAN BANCORPORATION, INC AND SUBSIDIARY

Manhattan, Kansas

BALANCE SHEETS

December 31, 2004

	First Manhattan Bancorporation	First Savings Bank, F.S.B.	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$52,748	$4,189,325	$(52,243)	$4,189,830
Investment securities available-for-sale	—	11,711,115	—	11,711,115
Investment securities held-to-maturity	—	—	—	—
Mortgage-backed securities held-to-maturity	—	2,324,074	—	2,324,074
Mortgage-backed securities available-for-sale	—	60,541	—	60,541
Mortgage loans held for sale	—	82,800	—	82,800
Loans receivable, net	—	105,204,274	—	105,204,274
Accrued interest receivable	—	494,940	—	494,940
Real estate owned and in judgment	—	—	—	—
Premises and equipment	—	2,629,782	—	2,629,782
Deferred income tax - asset	—	804,453	—	804,453
Investment in subsidiary	8,355,364	—	(8,355,364)	—
Prepaid expenses and other assets	—	503,580	—	503,580

TOTAL ASSETS	$8,408,112	$128,004,884	$(8,407,607)	$128,005,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits	$—	$105,329,167	$(52,243)	$105,276,924
Other borrowings	2,945,440	7,216,006	—	10,161,446
Advances from Federal Home Loan Bank of Topeka	—	5,000,000	—	5,000,000
Subordinated debt	207,800	1,000,000	—	1,207,800
Accrued interest payable	617,554	479,329	—	1,096,883
Accrued expenses and other liabilities	963	625,018	—	625,981

TOTAL LIABILITIES	$3,771,757	$119,649,520	$(52,243)	$123,369,034

Stockholders’ Equity
Common stock	$77,757	$1,100,000	$(1,100,000)	$77,757
Additional paid-in capital	99,237	4,427,506	(4,427,506)	99,237
Retained earnings	6,620,999	2,872,133	(2,872,133)	6,620,999
Unrealized gain (loss) on securities available-for-sale, net of deferred income taxes	(44,275)	(44,275)	44,275	(44,275)
Treasury stock	(2,117,363)	—	—	(2,117,363)

TOTAL STOCKHOLDERS’ EQUITY	$4,636,355	$8,355,364	$(8,355,364)	$4,636,355

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,408,112	$128,004,884	$(8,407,607)	$128,005,389

The accompanying notes are an Integral part of these financial statements.

	First Manhattan Bancorporation	First Savings Bank, F.S.B.	Eliminations	Consolidated

ASSETS

Cash and cash equivalents	$25,160	$10,890,205	$(24,655)	$10,890,710
Investment securities available-for-sale	—	11,397,059	—	11,397,059
Investment securities held-to-maturity	—	495,000	—	495,000
Mortgage-backed securities held-to-maturity	—	3,151,467	—	3,151,467
Mortgage-backed securities available-for-sale	—	103,530	—	103,530
Mortgage loans held for sale	—	—	—	—
Loans receivable, net	—	88,017,507	—	88,017,507
Accrued interest receivable	—	492,354	—	492,354
Real estate owned and in judgment	—	14,719	—	14,719
Premises and equipment	—	2,711,437	—	2,711,437
Deferred income tax - asset	—	1,010,568	—	1,010,568
Investment in subsidiary	8,021,214	—	(8,021,214)	—
Prepaid expenses and other assets	—	473,120	—	473,120

TOTAL ASSETS	$8,046,374	$118,756,966	$(8,045,869)	$118,757,471

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Deposits	$—	$100,457,241	$(24,655)	$100,432,586
Other borrowings	3,245,440	3,178,665	—	6,424,105
Advances from Federal Home Loan Bank of Topeka	—	5,000,000	—	5,000,000
Subordinated debt	207,800	1,000,000	—	1,207,800
Accrued interest payable	569,718	509,324	—	1,079,042
Accrued expenses and other liabilities	963	590,522	—	591,485

TOTAL LIABILITIES	$4,023,921	$110,735,752	$(24,655)	$114,735,018

Stockholders’ Equity
Common stock	$77,757	$1,100,000	$(1,100,000)	$77,757
Additional paid-in capital	99,237	4,427,506	(4,427,506)	99,237
Retained earnings	5,911,674	2,442,560	(2,442,560)	5,911,674
Unrealized gain (loss) on securities available-for-sale, net of deferred income taxes	51,148	51,148	(51,148)	51,148
Treasury stock	(2,117,363)	—	—	(2,117,363)
TOTAL STOCKHOLDERS’ EQUITY	$4,022,453	$8,021,214	$(8,021,214)	$4,022,453

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,046,374	$118,756,966	$(8,045,869)	$118,757,471

The accompanying notes are an integral part of these financial statements.

FIRST MANHATTAN BANCORPORATION, INC AND SUBSIDIARY

Manhattan, Kansas

STATEMENTS OF INCOME

For The Year Ended December 31, 2004

	First Manhattan Bancorporation	First Savings Bank, F.S.B.	Elimination	Consolidated
Interest Income
Loans	$—	$5,803,835	$—	$5,803,835
Federal funds sold and overnight investments	—	24,043	—	24,043
Mortgage-backed securities	—	119,752	—	119,752
Investments	340	331,548	(340)	331,548
Total Interest Income	$340	$6,279,178	$(340)	$6,279,178

Interest Expense
Savings deposits	$—	$1,566,996	$(340)	$1,566,656
Borrowings	199,226	124,526	—	323,752
Advances from Federal Home Loan Bank of Topeka	—	281,617	—	281,617
Total Interest Expense	$199,226	$1,973,139	$(340)	$2,172,025
Net Interest Income	$(198,886)	$4,306,039	$—	$4,107,153

Provision for Losses Charged to Expense
Loans	$—	$124,497	$—	$124,497
Net Interest Income After Provision for Losses	$(198,886)	$4,181,542	$—	$3,982,656

Non-Interest Income
Fees and service charges	$—	$1,099,288	$—	$1,099,288
Data processing income	—	92,541	—	92,541
Equity in earnings of bank subsidiary	929,573	—	(929,573)	—
Gain on sale of loans	—	532,678	—	532,678
Other income	—	55,851	—	55,851
Total Non-Interest Income	$929,573	$1,780,358	$(929,573)	$1,780,358

Non-Interest Expenses
Compensation	$—	$2,390,195	$—	$2,390,195
Payroll taxes and fringe benefits	—	473,453	—	473,453
Occupancy	—	343,862	—	343,862
Equipment	—	610,245	—	610,245
Marketing	—	142,241	—	142,241
Deposit insurance premiums	—	15,034	—	15,034
Real estate owned operations	—	27,239	—	27,239
Other expenses	21,361	821,558	—	842,919
Total Non-Interest Expenses	$21,361	$4,823,827	$—	$4,845,188

NET INCOME BEFORE INCOME TAXES	$709,326	$1,138,073	$(929,573)	$917,826
Income tax	—	208,500	—	208,500
NET INCOME	$709,326	$929,573	$(929,573)	$709,326

The accompanying notes are an integral part of these financial statements.

FIRST MANHATTAN BANCORPORATION, INC AND SUBSIDIARY

Manhattan, Kansas

STATEMENTS OF INCOME

For The Year Ended December 31, 2004

	First Manhattan Bancorporation	First Savings Bank, F.S.B.	Elimination	Consolidated
Interest Income
Loans	$—	$5,879,979	$—	$5,879,979
Federal funds sold and overnight investments	—	116,305	—	116,305
Mortgage-backed securities	—	171,322	—	171,322
Investments	118	385,623	(118)	385,623
Total Interest Income	$118	$6,553,229	$(118)	$6,553,229

Interest Expense
Savings deposits	$—	$1,835,681	$(118)	$1,835,563
Borrowings	205,208	102,166	—	307,374
Advances from Federal Home Loan Bank of Topeka	—	280,847	—	280,847
Total Interest Expense	$205,208	$2,218,694	$(118)	$2,423,784
Net Interest Income	$(205,090)	$4,334,535	$—	$4,129,445

Provision for Losses Charged to Expense
Loans	$—	$1,396,507	$—	$1,396,507
Net Interest Income After Provision for Losses	$(205,090)	$2,938,028	$—	$2,732,938

Non-Interest Income
Fees and service charges	$—	$1,264,562	$—	$1,264,562
Data processing income	—	86,895	—	86,895
Equity in earnings of bank subsidiary	416,968	—	(416,968)	—
Gain on sale of loans	—	1,171,126	—	1,171,126
Other income	—	60,218	—	60,218
Total Non-Interest Income	$416,968	$2,582,801	$(416,968)	$2,582,801

Non-Interest Expenses
Compensation	$—	$2,649,082	$—	$2,649,082
Payroll taxes and fringe benefits	—	506,460	—	506,460
Occupancy	—	318,863	—	318,863
Equipment	—	420,450	—	420,450
Marketing	—	145,039	—	145,039
Deposit insurance premiums	—	47,163	—	47,163
Real estate owned operations	—	11,099	—	11,099
Other expenses	16,322	912,705	—	929,027
Total Non-Interest Expenses	$16,322	$5,010,861	$—	$5,027,183

NET INCOME BEFORE INCOME TAXES	$195,556	$509,968	$(416,968)	$288,556
Income tax	—	93,000	—	93,000
NET INCOME	$195,556	$416,968	$(416,968)	$195,556

The accompanying notes are an integral part of these financial statements.

February 8, 2005

To:	Board of Directors of First Savings Bank, F.S.B.
and
Federal Home Loan Bank of Topeka
Collateral Department

We have audited, in accordance with generally accepted auditing standards, the financial statements of First Savings Bank, F.S.B. (the Stockholder) for the year ended December 31, 2004 and have issued our report thereon dated February 8, 2005,  In conjunction with the audit of the financial statements, we have also audited the Stockholder’s Qualifying Collateral Determination Form.  This form is the responsibility of the Stockholder’s management.  Our responsibility is to express an opinion on this form based on our audit.

We conducted our audit of the Qualifying Collateral Determination Form in accordance with generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the loan collateral is free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the form.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall form presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Qualifying Collateral Determination Form was prepared for the purpose of complying with Section 10 (a) of the Federal Home Loan Bank Act, Part 950 of the Federal Home Loan Bank Regulations, the Advance, Pledge and Security Agreement and the collateral requirements established by the Federal Home Loan Bank of Topeka (FHLBank) and is not intended to be a presentation in conformity with generally accepted accounting principles.

We have been informed that the documents that govern the determination of the collateral maintenance coverage and fair value of the collateral are (a) the Member Products and Services Guide of FHLBank as amended from time to time, and (b) the Advance, Pledge and Security Agreement between the Stockholder and the Federal Home Loan Bank of Topeka dated December 17, 2003.

In our opinion, the Qualifying Collateral Determination Form referred to above and attached as Appendix A, presents fairly, in all material respects, First Savings Bank, F.S.B. collateral coverage for FHLBank credit obligations as of December 31, 2004, in accordance with (a) the Member Products and Services Guide of FHLBank as amended from time to time, and (b) the provisions of the Advance, Pledge and Security Agreement between the Stockholder and the Federal Home Loan Bank of Topeka referred to above.

This report is intended solely for the information and use of the management of First Savings Bank, F.S.B. and the Federal Home Loan Bank of Topeka and should not be used for any other purpose.

Certified Public Accountants